EMPLOYMENT AGREEMENT

     AGREEMENT made as of June 13, 1997 by and between NovaCare, Inc., a Delaware corporation (the "Company") and Robert E. Healy, Jr. (the "Executive").

                                    RECITALS

         The Company wishes to retain the services of the Executive in the capacity of Senior Vice President, Finance and Administration and Chief Financial Officer, and the Executive wishes to serve in the employ of the Company in that capacity, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       Employment, Term, Automatic Extension.

                  1.1 Employment. The Company agrees to employ the Executive, and the Executive agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

                  1.2 Term. The term of the Executive's employment under this Agreement shall be the period commencing on June 13, 1997 and ending on June 15, 2000, unless sooner terminated in accordance with this Agreement.

                  1.3 Automatic Extension. As of June 15, 1999, and as of each subsequent June 15 (each an "Automatic Renewal Date"), unless either party shall have given a notice of non-extension prior to such Automatic Renewal Date, the term of this Agreement shall extended automatically for a period of one year to the anniversary of the expiration date of the then-current term of this Agreement. Once a notice of non-extension shall have been given by either party, there shall be no further automatic extension of this Agreement.

         2.       Position, Duties.

                  Executive shall serve in the positions of Senior Vice President, Finance and Administration and Chief Financial Officer of the Company. The Executive shall perform, faithfully and diligently, such duties, and shall have such responsibilities appropriate to said positions, as shall be assigned to him from time to time by the Chief Executive Officer and the Board of Directors of the Company. The Executive shall report to the Chief Executive Officer of the Company. The Executive shall devote his full business time and attention to the performance of his duties and responsibilities hereunder.

         3.       Compensation.

                  3.1 Salary. In consideration of the performance by the Executive of the services set forth in Section 2 and the Executive's observance of the other covenants set forth herein, the Company shall pay the Executive, and the Executive shall accept, an annualized base salary of $260,000, payable on a bi-weekly schedule in accordance with the Company's regular payroll practices. Effective January 1, 1998, the Company shall pay the Executive, and the Executive shall accept, an annualized base salary of $300,000, payable on a bi-weekly schedule in accordance with the Company's regular payroll practices. The Executive shall be entitled to such increases in base salary during the term hereof as shall be determined by the Chief Executive Officer of the Company and approved by the Compensation Committee of the Board of Directors of the Company in their sole discretion.

                  3.2 Bonus.  In  addition to the base  salary  provided  for in
Section 3.1, the Executive shall be eligible for an incentive bonus target of 50% of base salary with respect to each fiscal year of the Company ending during the term of this Agreement, payable in accordance with the terms of the Company's Executive Incentive Compensation Plan based on attainment of stated objectives.

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

                  3.3 Stock Options. The Executive shall be eligible to receive options to purchase the Company's common stock, $.01 par value, and the common stock of subsidiaries of the Company (such options with respect to the stock of the Company and its subsidiaries, together with such options heretofore granted to the Executive, being hereinafter referred to as the "Options") in accordance with the Company's policies and procedures relating to the grant of options, subject to the authority of the Board of Directors of the Company and the board of directors of any subsidiary to make such awards in their sole discretion. The Options shall have such terms and conditions as the cognizant board of directors shall determine, provided that all Options shall become exercisable in full upon a Change in Control of the Company (as defined in Section 6.6), whether or not the employment of the Executive shall be terminated, and, in such case, shall remain exercisable for the balance of their stated term.

                  3.4 Supplemental Benefits Plan. The Executive shall be entitled to participate in the Company's Supplemental Benefits Plan (the "Plan") as a Level I Executive with full vesting in the Company's match under the Plan after five (5) years of participation in the Plan.

         4.       Expense Reimbursement.

         During the term of this Agreement, consistent with the Company's policies and procedures as in effect from time to time, the Company shall reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by the Executive in connection with the performance of the Executive's duties and responsibilities hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies.

         5.       Other Benefits.

         During the term of this Agreement, the Executive shall be entitled to receive such benefits as are from time to time made available to other similarly situated Executives of the Company on the same terms as are available to such similarly situated Executives in accordance with the provisions of the Company's benefit plans in effect from time to time, it being understood that the Executive shall be required to make the same contributions and payments in order to receive any of such benefits as may be required of such similarly situated Executives.

         6.       Termination of Employment.

                  6.1 Death. In the event of the death of the Executive during the term of this Agreement, the Company shall pay to the estate or other legal representative of the Executive (a) the base salary provided for in Section 3.1 accrued to the Executive's date of death and not previously paid and (b) any bonus which shall be or become payable pursuant to Section 3.2. Rights and benefits of the estate or other legal representative or transferee of the Executive (a) with respect to the Options shall be determined in accordance with
Section 3.3 and (b) under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the estate or other legal representative of the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Section 15.

                  6.2 Disability. If the Executive becomes incapacitated by reason of sickness, accident or other physical or mental disability and is for a period of six (6) consecutive months unable to perform the essential functions of his position hereunder, the employment of the Executive may be terminated by the Company upon thirty (30) days' prior written notice to the Executive. Promptly after such termination, the Company shall (a) pay to the Executive the base salary provided for in Section 3.1 accrued to the date of such termination and not previously paid and (b) pay to the Executive any bonus which shall be or become payable under Section 3.2. Rights and benefits of the Executive or his transferee (a) with respect to the Options shall be determined in accordance with Section 3.3 and (b) under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 15.


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

                  6.3 Due Cause. The employment of the Executive may be terminated by the Company at any time during the term of this Agreement for Due Cause (defined below). In the event of such termination, the Company shall pay to the Executive the base salary provided for in Section 3.1 accrued to the date of such termination and not previously paid to the Executive. The Company shall also pay to the Executive any bonus which shall be or become payable to the Executive under Section 3.2 with respect to any fiscal year of the Company ended prior to the date of such termination. For purposes hereof, "Due Cause" means
(a) a material breach of any of the Executive's obligations hereunder (it being understood that any breach of the provisions of Sections 2, 7 or 8 hereof shall be considered material); (b) willful failure to carry out his duties hereunder, or gross misconduct; or (c) that the Executive has been charged with any felony or with any lesser crime or offense involving moral turpitude, or has been banned from participation in the Medicare/Medicaid program. Before terminating Executive for Due Cause, Company shall notify Executive of the grounds for such termination and, if such grounds are susceptible to cure, shall provide Executive Thirty (30) days during which to cure any such grounds. If Executive shall fail during such period to cure the grounds, Executive's termination shall be effective as of the date of the notice provided hereunder. Rights and benefits of the Executive or his transferee (a) with respect to the Options shall be determined in accordance with Section 3.3 and (b) under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. After the satisfaction of any claim of the Company against the Executive arising as a result of such Due Cause, neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9.

                  6.4 Termination by the Company Without Cause. The Company may terminate the Executive's employment prior to the expiration of the term of this Agreement for whatever reason it deems appropriate; provided, however, that in the event that such termination is not pursuant to Sections 6.1, 6.2 or 6.3:

                           (i) The   Company  shall  continue  to  pay  to   the
Executive (or his estate or other legal representative in the case of the death of the Executive subsequent to such termination), in the same periodic installments as his base salary was paid, the base salary provided for in
Section 3.1 (at the annual rate then in effect), until the first to occur of (a) the then scheduled expiration of the term hereof or (b) the expiration of a period of one (1) year following such termination (the applicable period hereinafter being referred to as the "Severance Period"); provided further, that such periodic installment payments by the Company shall cease as of the date Executive obtains alternative employment which does not conflict with Section 8.1(a) of this Agreement, except that, if such employment is at a rate of compensation less than that required hereunder, Company shall continue to pay the difference between the compensation payable under this section 6.4(i) and the compensation Executive actually receives in his non-conflicting position for the remainder of the Severance Period;

                           (ii) Executive shall become fully vested in the
Options; and

                           (iii) Executive shall continue to receive during the
Severance Period, to the extent permitted by law, the same health, disability and life insurance benefits as Executive was receiving on the date of termination, provided that Executive shall continue to make the same contributions toward such coverage as Executive was making on the date of termination, with such adjustments to contributions as are made generally for all Executives.

                  6.5 Rights to Benefits. Upon termination of employment under any provision contained in this Section 6, except section 6.4, rights and benefits of the Executive, his estate or other legal representative under the Executive benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9.

                  6.6 Termination of Employment Following a Change in Control. Anything herein to the contrary notwithstanding, the Executive may terminate his employment with the Company during the one (1) year period following a Change in Control, and such termination shall constitute a termination of the Executive's employment by the Company pursuant to Section 6.4 (Termination by the Company


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

Without Cause); provided, however, that the amount referred to in paragraph (i) of Section 6.4 shall be paid to the Executive in a lump sum on the date of termination. For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if:

                           (i)   a  "person"  (meaning  an  individual,   a
partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than the Executive or a group including the Executive), either (x) acquires twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors and such acquisition shall not have been approved within sixty (60) days following such acquisition by a majority of the Continuing Directors (as hereinafter defined) then in office or (y) acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

                           (ii)  Continuing  Directors  shall for any reason
cease to constitute a majority of the Board of Directors of the Company; or

                           (iii) all or substantially all of the business and/or
assets of the Company are disposed of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise.

         For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then in office.

         7.       Confidential Information.

                  7.1 (a) The Executive shall, during the Executive's employment with the Company and at all times thereafter, treat all confidential material (as hereinafter defined) of the Company or any other member of the Company Group (as hereinafter defined) confidentially. The Executive shall not, without the prior written consent of the Chairman of the Company, disclose such confidential material, directly or indirectly, to any party, who at the time of such disclosure is not an employee or agent of any member of the Company Group, or remove from the premises of the Company or any other member of the Company Group any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of any member of the Company Group. The Executive agrees that all confidential material, together with all notes and records of the Executive relating thereto, and all copies or facsimiles thereof in the possession of the Executive (whether made by the foregoing or other means), are the exclusive property of the Company Group. The Executive shall not in any manner use any confidential material of the Company Group, or any other property of any member of the Company Group, outside of the scope of the Executive's duties and responsibilities under this Agreement or in any way that is detrimental to any member of the Company Group.

                           (b)      For  the  purposes  hereof,   the  term
"confidential material" means all information in any way concerning the activities, business or affairs of any member of the Company Group or any of the customers or clients of any member of the Company Group, including, without limitation, information concerning trade secrets, together with all sales and financial information concerning any member of the Company Group and any and all information concerning projects in research and development or marketing plans for any products or projects of the Company Group, and all information in any way concerning the activities, business or affairs of any of such customers or clients, which is furnished to the Executive by any member of the Company Group or any of its agents, customers or clients, or otherwise acquired by the Executive in the course of the Executive's employment with the Company;
provided,  however,  that the term  "confidential  material"  shall not  include


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

information which (i) becomes generally available to the public other than as a result of a disclosure by the Executive, (ii) was available to the Executive on a non-confidential basis prior to his employment with any member of the Company Group or (iii) becomes available to the Executive on a non-confidential basis from a source other than any member of the Company Group or any of its agents, customers or clients, provided that such source is not bound by a confidentiality agreement with any member of the Company Group or any of such agents, customers or clients.

                           (c)      For purposes hereof, the "Company Group"
means,  collectively,  the Company and its subsidiaries.

                  7.2 Promptly upon the request of the Company, the Executive shall deliver to the Company all confidential material in tangible form relating to any member of the Company Group in the possession of the Executive, without retaining a copy thereof, unless, in the opinion of counsel for the Company, either returning such confidential material or failing to retain a copy thereof would violate any applicable federal, state, local or foreign law, in which event such confidential material shall be returned without retaining any copies thereof as soon as practicable after such counsel advises that the same may be lawfully done.

                  7.3 If Executive is required, by deposition, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any confidential material relating to any member of the Company Group, the Executive shall provide the Company with prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Executive with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, the Executive is, in the opinion of counsel for the Company, compelled to disclose confidential material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such confidential material may be so disclosed.

         8.       Non-Competition.

                  8.1  The  Executive  acknowledges  that  the  services  to  be rendered by the Executive to the Company are of a special and unique character. The Executive agrees that, in consideration of (a) his employment hereunder, (b) the Company's agreement to pay severance hereunder in the event of termination pursuant to Section 6.4 hereof and (c) the Company's agreement to vest matching contributions in the Plan after five (5) years of participation in the Plan by the Executive pursuant to Section 3.4 hereof, Executive shall not, (aa) prior to one year following the date of termination of the Executive's employment by the Company or any other member of the Company Group (i) engage, whether as principal, agent, investor, distributor, representative, stockholder (other than as the holder of not more than five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded), employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture, anywhere within the United States, which is competitive with the business of the Company Group on the date of termination, (ii) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any person who was a director, officer, employee, agent or consultant of such member of the Company Group, either on such Executive's own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the service of such member of the Company Group, (iii) solicit or entice or endeavor to solicit or entice away any of the clients or customers of any member of the Company Group, either on such Executive's own account or for any other person, firm, corporation or organization, or (iv) employ any person who was a director, officer or employee of any member of the Company Group or any person who is or may be likely to be in possession of any confidential information or trade secrets relating to the business of any member of the Company Group, or (bb) at any time, take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of any member of the Company Group or the business reputation or good name of any member of the Company Group, or be otherwise detrimental to the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of any member of the Company Group.

                  8.2 The parties hereto agree that if, in any proceeding, the court or other authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.



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                  8.3 The Executive  expressly  acknowledges and agrees that the covenants and agreements set forth in this Section 8 are reasonable in all respects, and necessary in order to protect, maintain and preserve the value and goodwill of the businesses of the Company Group, as well as the proprietary and other legitimate business interests of the members of the Company Group. The Executive acknowledges and agrees that the covenants and agreements of the Executive set forth in this Section 8 are a material reason for the payment of the compensation and benefits provided for in this Agreement.

         9. Equitable Relief. In the event of a breach or threatened breach by the Executive of any of the provisions of Section 7 or 8 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to pre-judgment injunctive relief or similar equitable relief, designed to maintain the status quo ante pending arbitration under Section 19 of this Agreement, by restraining the Executive from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Executive under any of such provisions, without the necessity of showing any actual damage or that only damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereby consent to the jurisdiction of the federal courts located in the Eastern District of Pennsylvania and the state courts operating within the geographical area included in such District for any proceedings under this
Section 9.

         10.      Successors and Assigns.

                  10.1 Assignment by the Company. The Company may assign this Agreement to any affiliate of the Company.

                  10.2 Assignment by the Executive. The Executive may not assign this Agreement or any part thereof without the prior written consent of the Chairman of the Company, and any attempted or purported assignment in the absence of such consent shall be null and void.

         11. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts to be performed entirely within such Commonwealth.

         12. Entire Agreement. This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto.

         13. Modification and Amendment; Waiver. The provisions of this Agreement may be modified, amended or waived, but only upon the written consent of the party against whom enforcement of such modification, amendment or waiver is sought and then such modification, amendment or waiver shall be effective only to the extent set forth in such writing. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

         14. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopier or sent by registered or certified mail, postage prepaid, as follows:

                  If to the Executive:

                           Robert E. Healy, Jr.




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                  If to the Company:

                           NovaCare, Inc.
                           1016 West Ninth Avenue
                           King of Prussia, Pennsylvania 19406
                           Attention: Chief Executive Officer
                           Telephone:       (610) 992-7410
                           Telecopy:        (610) 992-3330

                  With a copy to:

                           NovaCare, Inc.
                           1016 W. Ninth Avenue
                           King of Prussia, Pennsylvania 19406
                           Attention:       General Counsel
                           Telephone:       (610) 992-7404
                           Telecopy:        (610) 992-3396

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

         15. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         16. Expenses. Each of the parties hereto shall bear his or its own costs and expenses, including attorneys' fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby.

         17. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

         18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         19. Arbitration. The parties shall attempt amicably to resolve disagreements and disputes hereunder by negotiation. If the matter is not amicably resolved through negotiation, within thirty (30) days after written notice from either party, any controversy, dispute or disagreement arising out of or relating to this Agreement, or the breach thereof, shall be subject to exclusive, final and binding arbitration, which shall be conducted in Philadelphia, PA, in accordance with the J.A.M.S./Endispute rules for employment arbitration. Any party may bring a court action to compel arbitration under this Agreement or to enforce an arbitration award.



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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the date first above written.


COMPANY:

                                       By/s/ Timothy E. Foster
                                       ------------------------------------
                                              Name:  Timothy E. Foster
                                              Title: Chief Executive Officer

EXECUTIVE:
                                       /s/ Robert E. Healy, Jr.
                                       ------------------------------------